May 7, 1998

Monarch Properties, LP
8889 Pelican Bay Boulevard, Suite 501
Naples, Florida 34108
Attention: Mr. John B. Poole
              President and Chief Executive Officer

              Mr. Douglas Listman
              Chief Financial Officer

Gentlemen:

     SouthTrust Bank, National Association ("SouthTrust"), is pleased to advise you of its approval of the credit facilities (collectively, the "Credit Facilities") hereinafter described to be used for the purposes hereinafter described. SouthTrust's commitment to make the Credit Facilities is subject to your compliance with and acceptance of the terms and conditions hereinafter set forth. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in Exhibit A attached hereto.

I.   GENERAL PROVISIONS

     A.   Borrower; Guarantors

     The Borrower with respect to the Credit Facilities will be Monarch Properties, LP, a Delaware limited partnership. The Credit Facilities, and the Borrower's obligations under this Commitment, shall be guaranteed by Monarch Properties, Inc., a Maryland corporation ("MPI") and MP Operating, Inc., a Delaware corporation ("MPOI") (collectively, the "Guarantors"). A copy of the organizational documents, evidence of existence and good standing from all relevant jurisdictions, and appropriate resolutions authorizing the Credit Facilities for the Borrower and each Guarantor must be submitted to Lenders for their approval.

     B.   Amount of Credit Facilities; Syndication

     The   aggregate   amount  of  all  Credit   Facilities   shall  not  exceed
$150,000,000. This commitment is subject to SouthTrust's syndication of at least $50,000,000 of the Credit Facilities



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Monarch Properties, LP
May 7, 1998
Page 2

to other financial institutions (collectively, with SouthTrust, the "Lenders"), and the Lenders' (other than SouthTrust) approval of the terms and conditions contained herein. SouthTrust may, in its sole discretion, elect to syndicate more than $50,000,000. The amount syndicated shall be allocated among the various Lenders by Agent. In the event that SouthTrust is unable to syndicate at least $50,000,000 of the Credit Facilities, the aggregate amount of the Credit Facilities shall be reduced to $100,000,000.

     SouthTrust shall serve as agent (in such capacity, the "Agent") for the Lenders with respect to all Credit Facilities.

     C.   Use of Proceeds

     The proceeds of the Credit Facilities will be used by the Borrower to finance the purchase of properties, to finance the funding of mortgage loans, to finance the funding of working capital loans (in an aggregate amount not to exceed five percent (5%) of Credit Parties' total assets), and for general corporate purposes of the Borrower.

II.  LINE OF CREDIT LOAN

     A.   Description of Facility

     Lenders shall make available to Borrower a line of credit loan (the "Line of Credit Loan") in the aggregate amount not to exceed the lesser of (i) $150,000,000 (subject to being decreased as set forth in Section I.B. hereof) less the Reimbursement Obligation, or (ii) the Maximum Borrowing Base less the Reimbursement Obligation. The maximum Advance available to Borrower shall be determined in accordance with Exhibit B attached hereto.

     B.   Swing Line

     SouthTrust and Borrower will enter into a cash management arrangement whereby SouthTrust will make $10,000,000 of its committed dollar amount available to Borrower for daily reconciliations of expenses and receipts (the "Swing Line Facility"). Any excess of receipts over expenses will be deemed a payment on the Line of Credit Loan and applied to the Swing Line Facility prior to distribution to the other Lenders. Any excess of expenses over receipts will be deemed a request for an advance of the Line of Credit Loan and will be funded from the Swing Line Facility prior to advances from the other Lenders. In addition, advances of the Line of Credit Loan may be initiated by Borrower by wire or transfer or as otherwise directed by Borrower, or as set forth herein. Borrower must give Agent three (3) Business Days notice of



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Monarch Properties, LP
May 7, 1998
Page 3

any anticipated advance in excess of $5,000,000 which arises outside of the Swing Line Facility.

     C.   Interest Rate

     (1) Each Advance shall bear interest at the LIBOR Rate or the Floating Rate, as shall be selected by Borrower at the time of each request for an Advance; provided, however, that Borrower shall have no more than six (6) LIBOR Rate Loans outstanding at any one time. Advances made on the Swing Line Facility shall bear interest at the Floating Rate. Borrower may, from time to time, elect to convert LIBOR Rate Loans to Floating Rate Loans, and Floating Rate Loans to LIBOR Rate Loans, on such terms and conditions to be more particularly set forth in the Loan Documents.

     (2) Borrower agrees that notwithstanding the fact that the interest rate accruing on the Line of Credit Loan may be based upon Lenders' cost of funds in the Eurodollar market, Lenders shall not be required to actually obtain funds from such source at any time.

     (3) All interest on the outstanding principal balance of the Line of Credit Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     D.   Term and Payments

     (1) Interest on Floating Rate Loans shall be due and payable on the first day of each month. Interest on LIBOR Rate Loans shall be due and payable at the end of the applicable Interest Rate Period. The outstanding principal balance of the Line of Credit Loan, together with all accrued and unpaid interest thereon shall be due and payable on the Commitment Termination Date.

     (2) Floating Rate Loans and LIBOR Rate Loans may be prepaid, in whole or in part, from time to time, without premium or penalty, upon irrevocable notice to Agent at least three (3) Business Days prior thereto in the case of LIBOR Rate Loans and one (1) Business Day prior thereto in the case of Floating Rate Loans; provided, if a LIBOR Rate Loan is prepaid on any day other than the last day of an Interest Period, Borrower shall also pay a break fee to Agent for the account of Lenders.



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Monarch Properties, LP
May 7, 1998
Page 4

     E.   Fees

     (1) A commitment fee of twenty-five (25) basis points of the aggregate amount of the Credit Facilities committed at closing (i.e., $100,000,000 or $150,000,000) shall be due and fully earned upon acceptance of this commitment. Borrower shall remit with its acceptance, a non-refundable commitment fee deposit of $100,000. The balance of the commitment fee shall be due and payable at the earlier of closing or the date of expiration of this commitment pursuant to Section IV.K. hereof. The commitment fee shall be split among the Lenders in a manner determined by Agent.

     (2) An unused facility fee in the amount per annum set forth in the table below, will be payable quarterly in arrears to each Lender based on such Lender's average unfunded portion of the Credit Facilities for the prior quarter. For purposes of calculating the unfunded portion of the Credit
Facilities, any unexpired Letters of Credit will be considered outstanding loans.

  Ratio of Debt to Total
  Capitalization                                          Per Annum Facility Fee
  --------------                                          ----------------------

  greater than  0.50:1                                             0.375%
  less than or equal to 0.50:1, but greater than 0.45:1            0.350%
  less than or equal to 0.45:1, but greater than 0.40:1            0.300%
  less than or equal to 0.40:1, but greater than 0.30:1            0.250%
  less than or equal to 0.30:1                                     0.200%


     (3) A $75,000 agent fee to SouthTrust shall be due and fully earned at closing and each anniversary of closing. The agent fee shall be retained by SouthTrust.

III. LETTERS OF CREDIT

     A.   Description of Facility

     Upon Borrower's written request, and for so long as no default or event of default exists under the loan documents, Agent agrees, from the closing date until the Commitment Termination Date, to issue on behalf of the Lenders, Letters of Credit for the account of the Borrower in the aggregate amount of up to $10,000,000. All Letters of Credit will be in form and content acceptable to Agent. Agent shall not be obligated to issue a Letter of Credit if the expiration date thereof exceeds the Maturity Date. The maximum availability of the Line of Credit Loan will be reduced by the Reimbursement Obligation.



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Monarch Properties, LP
May 7, 1998
Page 5

     B.   Interest Rate

     Any unreimbursed drawings or other fees due in connection with the Letters of Credit shall bear interest at the Default Rate.

     C.   Payments

     Payments of the Reimbursement Obligation shall be made by Agent making an advance of the Line of Credit Loan.

     D.   Fees

     Borrower shall pay to Agent, for the account of Lenders, a fee (the "Letter of Credit Fee") on the available and undrawn portion of the applicable Letter of Credit from the effective date of such Letter of Credit to the expiration of such Letter of Credit, payable at issuance of any Letter of Credit and on each anniversary thereof, in an amount equal to the Margin in effect at the time such fee is due and payable. The Letter of Credit Fee for any Letter of Credit shall be nonrefundable and shall be payable in full upon execution of the Letter of Credit. In addition to the Letter of Credit Fee described above, Borrower shall also pay Agent, for its own account, a fee of 1/8% per annum on the full amount of the Letter of Credit, together with standard and customary set-up and draw fees in such amounts as may be established by Agent from time to time.

IV.  PROVISIONS APPLICABLE TO ALL FACILITIES

     A.   Corporate Financial Covenants

     The Borrower shall not at any time permit:

     (1)  the ratio of EBITDA to Interest Expense to be less than 2.0x;

     (2)  the ratio of EBITDAR to Fixed Charges to be less than 2.0x;

     (3)  the ratio of Debt to Total Capitalization to exceed 0.60 to 1.0; and

     (4)  Tangible Net Worth to be less than $250,000,000.



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Monarch Properties, LP
May 7, 1998
Page 6

     B.   Borrowing Base and Compliance Certificate

     (1) Prior to a property's inclusion in the Pool, Borrower shall submit to Agent a Pool Property Summary Sheet in a form to be agreed upon by Borrower and Agent.

     (2) At closing, at the time of furnishing the quarterly financial statements required under Section IV.D. hereof, at the time of issuance of a Letter of Credit, and within ten (10) Business Days of (i) any purchase, sale, acquisition, merger, or similar transaction wherein the value of the transaction equals or exceeds $25,000,000, (ii) the assumption of additional debt in excess of $10,000,000, or (iii) the addition or removal (including removal due to a property's failure to continue to meet all requirements for inclusion in the
Pool) of any property to or from the Pool, Borrower shall submit to Lenders a borrowing base and compliance certificate in form and content acceptable to Lenders, with all information completed, attached, and certified by the treasurer or chief financial officer of Borrower as complete and correct. The monetary threshholds set forth in (i) and (ii) above shall be subject to annual review and adjustment by Agent, it its reasonable discretion, based on the current financial condition of Credit Parties.

     C.   Other Covenants

     The Loan Documents will require that Borrower comply with the following covenants:

     (1) As a condition to closing, Borrower shall covenant to cause LeBoeuf, Lamb, Greene & MacRae, L.L.P., MPI's tax counsel, to deliver to Agent and Lenders a letter authorizing their reliance on LeBoeuf's tax opinion to MPI's underwriters regarding MPI's conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT"), as described in the Internal Revenue Code of 1986, as amended. MPI's failure to qualify as a REIT upon the filing by MPI of its 1998 federal income tax return shall constitute an event of default under the loan documents. Once qualified, MPI must thereafter maintain its status as a REIT.

     (2) The stock of MPI must at all times remain listed with the New York Stock Exchange.

     (3) MPI shall at all times own 100% of the capital stock of MPOI, and MPOI or MPI shall at all times be the sole general partner of Borrower.

     (4) Dr. Robert Elkins must at all times remain chairman of the board of directors of the Borrower and each Guarantor (except his removal due to death, disability or for cause).



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May 7, 1998
Page 7

     (5) The Borrower must maintain, or cause to be maintained, such insurance on its properties insuring against such risks, in such amounts, and with such carriers, as are reasonably acceptable to Agent.

     (6) Borrower shall not encumber any of its assets within the Pool and shall not encumber any of the ownership interests in Borrower, Guarantors, or any of their subsidiaries.

     (7) Borrower shall not grant to any other person, a negative pledge on the properties in the Pool.

     (8) Borrower shall not incur any contingent obligations other than those incurred in the ordinary course of business.

     (9) Borrower shall maintain sufficient hedging agreements to mitigate exposure to interest rate fluctuations. The extent of such hedging agreements shall be determined by Agent in its sole discretion.

     D.   Financial Statements

     The Lenders shall receive, prior to the closing, a copy of MPI's Registration Statement on Form S-11 filed with the Securities and Exchange Commission, and any other such reports or information of the Borrower and Guarantors in such form and in such detail as the Lenders shall request. The contents of these financial statements and reports are subject to the Lenders' review and approval.

     After closing, Credit Parties shall submit, and in the case of Lyric and IHS (as such terms are hereinafter defined) shall cause to be submitted, to Lenders on a continuing basis during the term of the Credit Facilities, within the times as hereinafter set forth, the following:

     (1) Within one hundred twenty (120) days after the end of each fiscal year of Borrower, Guarantors, Lyric, and IHS (as hereinafter defined) (a) audited consolidated financial statements of the Borrower and Guarantors (with consolidating schedules), and audited financial statements of Lyric and IHS, all prepared by a nationally recognized accounting firm or an independent certified public accounting firm acceptable to the Lenders, and (b) annual operating statements of each facility included in the Pool.

     (2) Within fifty-five (55) days after the end of each fiscal quarter, unaudited financial statements of the Borrower, each Guarantor, and IHS prepared in accordance with GAAP,



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Monarch Properties, LP
May 7, 1998
Page 8

accepted accounting principles consistently applied, which such statements shall include a balance sheet and statement of income and expenses for the quarter then ended, all of which shall be certified by the chief financial officer of Borrower, Guarantors, or IHS, respectively, to be true and correct.

     (3) Promptly after the filing or mailing thereof, copies of any filings made by MPI with the Securities and Exchange Commission or mailings made by MPI to its shareholders, including, without limitation, copies of MPI's proxy statements, annual reports, Form 10-K, Form 10-Q, and Form 8-K (if filed), and copies of any press releases.

     The Lenders reserve the right to require such other financial information of Borrower, Guarantors, and their properties at such other times as they shall deem reasonably necessary. All financial statements must be in such form and detail as the Lenders shall from time to time reasonably request.

     E.   Appraisals

     The appraisals for each facility in the Pool shall be submitted to Agent.

     F.   Leases and Management Agreements

     The initial properties included in the Pool shall be leased by Borrower to Lyric Health Care Holdings III, Inc. ("Lyric"), Trans Health, or Peak Medical. The Lyric properties shall be managed by Integrated Health Services, Inc.
("IHS"). The form of lease and management agreements with such lessees and manager shall submitted to Agent. Such agreements and any future lease and/or management agreements with respect to properties included in the Pool shall be in substantially the same form as the agreements submitted (except for such variations in rates, terms, and other terms and conditions as are agreed upon by the parties in arms-length negotiations that reflect current market conditions). The loan documents will require that Borrower notify Lenders of any change in the lessee or manager of a property included in the Pool.

     G.   Legal Opinion

     Borrower will provide Lenders a legal opinion of Borrower's counsel, in form and content satisfactory to Lenders and their counsel, which opinion shall include, but shall not be limited to, the existence of Borrower and Guarantors, the authorization of the borrowing, the due execution



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May 7, 1998
Page 9

and delivery of the Loan Documents, the enforceability of the Loan Documents under Alabama law, and such other matters as Lenders may reasonably request.

     H.   Expenses

     Whether or not the Credit Facilities are closed, all reasonable expenses incurred by the Agent with respect to the Credit Facilities, including, but not limited to, recording fees and taxes, taxes on the Credit Facilities (including intangibles taxes and documentary stamp taxes), syndication costs, travel expenses, and attorneys' fees and expenses of Agent's counsel, will be paid by the Borrower.

     I.   Changes in Financial Condition and Adverse Occurrences

     Lenders' obligation to close shall be conditioned upon the absence of any material adverse change in the financial condition or prospects of Borrower or Guarantors from the respective dates of the last financial information provided to Lenders with respect to Borrower or Guarantors. Borrower agrees that all information heretofore and hereafter supplied to Lenders in connection with the Credit Facilities, the Borrower, or the Guarantors, whether written or unwritten, shall be deemed material, and Lenders shall be entitled to rely thereon. If any information which has been or is hereafter supplied to Lenders in connection with the Credit Facilities, the Borrower, or the Guarantors (whether or not required by this commitment) becomes false or incomplete in any respect, Borrower will immediately notify Lenders in writing prior to closing, and if any new information could in Lenders' opinion adversely affect the Borrower or Guarantors, Lenders may withdraw this commitment.

     J.   Expiration Date

     This commitment will expire if it is not accepted by the Borrower in accordance with the terms hereof on or before May 14, 1998.

     K.   Closing Date

     The Credit Facilities must be closed on or before September 30, 1998, at which time SouthTrust's obligations pursuant to this commitment shall terminate automatically and without notice.



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Monarch Properties, LP
May 7, 1998
Page 10

     L.   Other Documents and Requirements

     Borrower will furnish Lenders with any other information or documentation as the Lenders may reasonably require as a prerequisite to closing. This commitment is a conditional commitment and is subject to the preparation of complete loan documentation satisfactory to Lenders and their counsel which may contain terms in addition to those set forth herein.

     M.   Construction of Provisions of this Commitment

     This letter shall constitute the full agreement of SouthTrust and no prior discussions, correspondence or documents shall be considered to vary or explain the terms hereof. In particular, SouthTrust has not agreed to make any loan other than that specifically described herein. This commitment may not be amended except by a written agreement signed by an authorized officer of SouthTrust specifically addressing this commitment and any such amendment. All requirements herein shall be deemed material to SouthTrust. Except as specified herein, all conditions and requirements must be satisfied by Borrower prior to closing. Whenever this commitment refers to a matter being "satisfactory" to Lenders, subject to Lenders' "approval" or similar terminology, such satisfaction or approval shall not be implied, but shall only be evidenced by a written notice from Lenders specifically addressed to the particular requirement or condition and expressing Lenders' approval or satisfaction.

     N.   Governing Law; Consent to Venue

     The Loan Documents and this commitment will be governed by the laws of the State of Alabama, and the Borrower and Guarantors, by their acceptance hereof, agree that the federal and state courts of the State of Alabama shall have jurisdiction over the Borrower and Guarantors in any matters relating to the Credit Facilities, the Loan Documents and this commitment.

     O.   Offering

     Provided that all terms and conditions of this commitment have been satisfied, the Credit Facilities will be closed in escrow. Escrow will be broken at such time as MPI has completed its offering as described in MPI's Registration Statement on Form S-11 as filed with the Securities and Exchange Commission on April 27, 1998, resulting in net proceeds to MPI of at least $250,000,000. If escrow is not broken on or before the date specified in Section IV.K. hereof, SouthTrust's obligations pursuant to this commitment shall terminate automatically and without notice.



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Monarch Properties, LP
May 7, 1998
Page 11

     BORROWER AND GUARANTORS WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT FACILITIES, THE LOAN DOCUMENTS AND THIS COMMITMENT. BORROWER AND GUARANTORS CERTIFY THAT NO REPRESENTATIVE OR AGENT OF SOUTHTRUST OR SOUTHTRUST'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SOUTHTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF THE JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT SOUTHTRUST HAS BEEN INDUCED TO ISSUE THIS COMMITMENT IN PART BY THE PROVISIONS OF THIS WAIVER.

     Time is of the essence with respect to the provisions of this commitment.


                                                     Very truly yours,

                                                     Laura York
                                                     Vice President

                                   ACCEPTANCE

     The undersigned hereby agrees to and accepts the terms and conditions of the foregoing commitment this 8th day of May, 1998.

                                 BORROWER:

                                 MONARCH PROPERTIES, LP,
                                 a Delaware limited partnership

                                 By:      MP Operating, Inc.,
                                          a Delaware corporation
                                          Its General Partner

                                           By:
                                              ----------------------------------
                                                   Douglas Listman
                                                   Its Chief Financial Officer

                                 GUARANTORS:

                                 MONARCH PROPERTIES, INC.,
                                 a Maryland corporation

                                 By:
                                    ------------------------------------
                                          Douglas Listman
                                          Its Chief Financial Officer

                                 MP OPERATING, INC.,
                                 a Delaware corporation

                                 By:
                                    ------------------------------------
                                          Douglas Listman
                                          Its Chief Financial Officer